Exhibit 99.1

U.S. Patent and Trademark Office Grants FARO’s Second Request for
Reexamination of Romer Cimcore Patent

          LAKE MARY, Fla., Nov. 29 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) announced today that the United States Patent and Trademark Office (PTO) granted FARO’s Second Request for Reexamination of Romer Cimcore Patent No. 5,829,148 (‘148 patent).  In granting FARO’s request, the PTO stated that FARO had raised “substantial new questions of patentability,” affecting all of claims 1-17 in the ‘148 patent.  FARO’s second request was based on new “prior art” (that is, earlier issued patent publications) submitted to the PTO which FARO believes will ultimately invalidate the ‘148 patent.

          The grant of this second reexamination request follows the earlier grant on September 9, 2004 of a first reexamination request filed by FARO.  FARO and Romer Cimcore have been involved in on-going patent infringement litigation concerning the ‘148 patent.  In that litigation, FARO has contended that it does not infringe the ‘148 patent and that the ‘148 patent is invalid.

          ”The PTO’s most recent grant of our second reexamination request is consistent with our strong belief that the ‘148 patent is invalid,” FARO’s co- founder, Chairman and CEO Simon Raab said.  “We are pleased that the PTO agrees with FARO that ‘substantial new questions of patentability’ have been raised by our second reexamination request; and we are confident that the PTO and/or the Federal District Court will ultimately rule that the ‘148 patent claims are unpatentable or invalid.”

          About FARO

          With nearly 8,500 installations and 3,800 customers globally, FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company’s products allow manufacturers to perform 3D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO’s worldwide customer base. Principal products include the FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage-PLUS; Platinum, Digital Template, Titanium, Advantage FAROArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and ISO-17025 laboratory registered.

          This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

          Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

          *   the inability to protect our patents and other proprietary rights in the United States and foreign countries and the assertion and ultimate outcome of infringement claims against us, including the pending suit by Cimcore-Romer against us;

          *   the inability to quickly deploy alternative designs in the event of a negative outcome in the pending suit by Romer Cimcore against us; and

          *   the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

SOURCE  FARO Technologies, Inc.
           -0-                                        11/29/2005
           /CONTACT:  Greg Fraser, Executive Vice President of FARO, +1-407-333-9911, or fraserg@FARO.com/
           /Web site:  http://www.faro.com /